Exhibit 99.1

New Fortress Energy Announces Fourth Quarter and Full Year 2019 Results

March 3, 2020

NEW YORK -- New Fortress Energy LLC (NASDAQ: NFE) (“NFE” or the “Company”) today reported its financial results for the fourth quarter and full year ending December 31, 2019.

Business Highlights
o	The Company had its first quarter of positive Operating Margin as we continue to transform from a development company to an operating business
o	Volumes sold increased over 200,000 gallons per day (“GPD”) in Q4 2019 from Q3 2019 and are expected to increase to over 2,000,000 GPD during Q2 2020
o	As development projects reach full commercial operations the Company expects Operating Margin to expand as asset utilization is enhanced
o	Development projects continue to approach completion
o	Jamalco CHP declared COD(1) on March 3, 2020; we are now consistently delivering approximately 100 MW to the Jamaican grid from the Jamalco CHP
o	Puerto Rico Facility being commissioned; First Gas(2) expected in Q1 2020; floating storage vessel arrived on February 24, 2020
o	La Paz terminal has received all necessary permits for the onshore construction of the power plant which is expected to produce approximately 135 MW
o	Executed a 25-year, 300 MW PPA with an 85% take or pay requirement in Nicaragua under which we expect to supply approximately 700,000 GDP
o
NFE executed a term loan facility on January 10, 2020 for $800mm (the “Apollo financing”); this facility repaid the Company’s existing $500mm term loan facility in full, provides additional liquidity, matures in 2023 and can be repaid at par

o
Closing Cash on hand(3) on December 31, 2019 was $93mm which, when combined with the proceeds from the Apollo financing and the remaining proceeds under our Jamaica Senior Secured Bonds, provides over $400mm in cash available to fund all downstream Committed(4) projects

o
Executed long-term LNG supply agreement to secure significant volumes to supply certain of our Committed Volumes(5) at historically low LNG prices; we expect to be able to continue to capitalize on the depressed LNG market to both expand and secure long-term operating margins

o	Commercial discussions continue to progress
o	Total Committed Volumes and In Discussion Volumes(6) increased approximately 58% as compared to December 31, 2018. Committed Volumes plus In Discussion Volumes are now approximately 20mm GPD(7)

Financial Overview

	For the three months ended,
(in millions, except Average Volumes)	September 30, 2019	December 31, 2019
Revenues	$49.7	$69.8
Net Loss	$(54.4)	$(38.4)
Operating Margin	$(4.9)	$1.3
Average Volumes (k GPD)	329	538

*Operating margin is a non-GAAP financial measure. For definitions and reconciliations of non-GAAP results please refer to the exhibit to this press release.

o
Revenue for Q4 2019 increased from Q3 2019 primarily due to revenue generated from the Old Harbour terminal, increases in volumes sold to industrial end users in Jamaica, and additional sales at the Montego Bay terminal. The increase was also due to the recognition of revenue of $13.2mm for development services in Q4 2019, primarily attributable to the conversion of our customer’s infrastructure in Puerto Rico

o	The decrease in Net Loss resulted from positive Operating Margin in Q4 2019 as well as decreases in SG&A expense
o
The Company recorded its first quarter of positive Operating Margin, which was $1.3mm in Q4 2019. The increase was due to the increase in volumes sold primarily from the Old Harbour terminal, recognition of development services revenue and the decrease in LNG costs

Please refer to our Q4 2019 Investor Presentation for further information about the following terms:
1) “COD” means commercial operations date, as defined in the power purchase agreement between us and JPS, and as defined in the steam supply agreement between us and Jamalco.
2) “First Gas” means management’s current estimate of the date on which natural gas will first be made available to the relevant project. Full commercial operations of such projects will occur later than, and may occur substantially later than, the First Gas date. We cannot assure you if or when such projects will reach the date of delivery of First Gas, or full commercial operations. Actual results could differ materially from the illustration and there can be no assurance that we will achieve our goal.
3) “Cash on hand” means the sum of Cash and cash equivalents and Restricted cash.
4) “Commitment” or “Committed” means that NFE management has made the internal decision to commit NFE to progress a project. This decision does not indicate that all preconditions to construction, commissioning and commercial operations have been met (including permissions or supporting contractual workstreams), and to the extent NFE’s internal decision is made prior to such preconditions being met, there can be no assurance that the construction, commissioning and commercial operations will be possible on the timeline we expect or at all. NFE may in its sole discretion reverse such internal decision due to such preconditions not being met on our expected timeline or at all, or for any other internal or external reason.
5) “Committed Volumes” means our expected volumes to be sold to customers under(i)  binding contracts, (ii) non-binding letters of intent, (iii) non-binding memorandums of understanding, (iv) binding or non-binding term sheets or (v) have been officially selected as the winning provider in a request for proposals or competitive bid process. We cannot assure you if or when we will enter into binding definitive agreements for the sales of volumes under non-binding letters of intent, non-binding memorandums of understanding, non-binding term sheets or based on our selection as the winning provider under a request for proposals or competitive bid process. Some but not all of our contracts contain minimum volume commitments, and our expected volumes to be sold to customers reflected in our “Committed Volumes” is substantially in excess of such minimum volume commitments.
6) “In Discussion Volumes” or similar words refer to expected volumes to be sold to customers for which (i) we are in active negotiations, (ii) there is a request for proposals or competitive bid process, or (iii) we anticipate a request for proposals or competitive bid process will soon be announced based on our discussions with the potential customer. We cannot assure you if or when we will enter into contracts for sales of additional volumes, the price at which we will be able to sell such volumes, or our costs to purchase, liquefy, deliver and sell such volumes. Some but not all of our contracts contain minimum volume commitments, and our expected sales to customers reflected in our “in discussion volumes” is substantially in excess of potential minimum volume commitments.
7) Based on Committed Volumes and In Discussion Volumes as of March 2, 2020 in total for all of Jamaica, Mexico, Puerto Rico and other countries with Committed Volumes and In Discussion Volumes.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of New Fortress Energy’s website, www.newfortressenergy.com, and the Company’s most recent Annual Report on Form 10-K, which will be available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call
Management will host a conference call on Wednesday, March 4, 2020 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing (866) 953-0778 (from within the U.S.) or (630) 652-5853 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference access code “New Fortress Energy Fourth Quarter 2019 Earnings Call”.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A replay of the conference call will also be available from 11:00 A.M. Eastern Time on Wednesday, March 4, 2020 through 11:00 P.M. Eastern Time on Wednesday, March 11, 2020 at (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.); please reference access code “2566636”.

About New Fortress Energy LLC
New Fortress Energy (NASDAQ: NFE) is a global energy infrastructure company founded to help accelerate the world’s transition to clean energy. The company funds, builds and operates natural gas infrastructure and logistics to rapidly deliver fully integrated, turnkey energy solutions that enable economic growth, enhance environmental stewardship and transform local industries and communities. New Fortress Energy is majority-owned by a fund managed by an affiliate of Fortress Investment Group.

Non-GAAP Financial Measure
Operating margin is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income/(loss) from operations, net income/(loss), cash flow from operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP financial measure, as we have defined it, provides a supplemental measure of financial performance of our current liquefaction and regasification operations.  This measure excludes items that have little or no significance on day-to-day performance of our current liquefaction and regasification operations, including our corporate SG&A, loss on mitigation sales, and other (income) expense.

As operating margin measures our financial performance based on operational factors that management can impact in the short-term and provides an assessment of controllable expenses, items associated with our capital structure and beyond the control of management in the short-term, such as depreciation and amortization, taxation, and interest expense are excluded.  As a result, this supplemental metric affords management the ability to make decisions to facilitate meeting current financial goals as well as to achieve optimal financial performance of our current liquefaction and regasification operations.

The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements.  A reconciliation is provided for the non-GAAP financial measure to our GAAP net income/(loss). Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income/(loss), and not to rely on any single financial measure to evaluate our business.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” including our expected volumes of LNG or production of power in particular jurisdictions; our expected volumes for Committed Volumes and In Discussion Volumes; the expectation that we will continue to capitalize on the depressed LNG market to expand operating margins; our expected timing of First Gas; our expectation that we are able to fund Committed projects using current Cash on hand. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk that our construction or commissioning schedules will take longer than we expect, the risk that our expectations about the price at which we purchase LNG, the price at which we sell LNG, the cost at which we produce, ship and deliver LNG, and the margin that we receive for the LNG that we sell are not in line with our expectations, risks that our operating or other costs will increase and our expected funding of projects may not be possible, and risks that our downstream Committed projects costs are greater than we expect so the expected funding of such projects may not be possible. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in the Company’s annual and quarterly reports filed with the SEC, which could cause its actual results to differ materially from those contained in any forward-looking statement.

IR:
Alan Andreini
(212) 798-6128
aandreini@fortress.com

Joshua Kane
(516) 268-7455
jkane@newfortressenergy.com

Media:
Jake Suski
(516) 268-7403
press@newfortressenergy.com

Exhibits – Financial Statements

Consolidated Statements of Operations and Comprehensive Loss
For the three months ended September 30, 2019 and December 31, 2019
(unaudited, in thousands of U.S. dollars, except share and per share amounts)

	For the three months ended,
	September 30, 2019	December 31, 2019
Revenues
Operating revenue	$35,345	$52,279
Other revenue	14,311	17,473
Total revenues	49,656	69,752

Operating expenses
Cost of sales	45,832	60,135
Operations and maintenance	8,707	8,290
Selling, general and administrative	40,913	30,091
Loss on mitigation sales	-	5,280
Depreciation and amortization	1,930	2,209
Total operating expenses	97,382	106,005

Operating loss	(47,726)	(36,253)

Interest expense	4,974	4,955
Other expense (income), net	1,788	(2,940)
Loss before taxes	(54,488)	(38,268)
Tax expense (benefit)	(64)	102
Net loss	(54,424)	(38,370)
Net loss attributable to non-controlling interest	47,701	31,027
Net loss attributable to stockholders	$(6,723)	$(7,343)

Net loss per share – basic and diluted	$(0.30)	$(0.30)

Weighted average number of shares outstanding – basic and diluted	22,692,104	24,330,516

Other comprehensive loss:
Net loss	$(54,424)	$(38,370)
Unrealized loss on currency translation adjustment	143	76
Unrealized loss (gain) on available-for-sale investment	-	-
Comprehensive loss	(54,567)	(38,446)
Comprehensive loss attributable to non-controlling interest	47,825	31,092
Comprehensive loss attributable to stockholders	$(6,742)	$(7,354)

Non-GAAP Operating Margin
(Unaudited, in thousands of U.S. dollars)

We define non-GAAP operating margin as GAAP net loss, adjusted for selling, general and administrative expense, loss on mitigation sales, depreciation and amortization, interest expense, other expense (income), net and tax expense (benefit).

	For the three months ended,
	September 30, 2019	December 31, 2019
Net loss	$(54,424)	$(38,370)
Add:
Selling, general and administrative	40,913	30,091
Loss on mitigation sales	-	5,280
Depreciation and amortization	1,930	2,209
Interest expense	4,974	4,955
Other expense (income), net	1,788	(2,940)
Tax expense (benefit)	(64)	102
Non-GAAP operating margin	$(4,883)	$1,327

Consolidated Balance Sheets
As of December 31, 2019 and 2018
(in thousands of U.S. dollars, except share amounts)

	December 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$27,098	$78,301
Restricted cash	30,966	30
Receivables, net of allowances of $0 and $257, respectively	49,890	28,530
Inventory	63,432	15,959
Finance leases, net	1,082	943
Prepaid expenses and other current assets	38,652	30,017
Total current assets	211,120	153,780

Restricted cash	34,971	22,522
Construction in progress	466,587	254,700
Property, plant and equipment, net	192,222	94,040
Finance leases, net	91,174	92,207
Intangibles, net	43,540	43,057
Investment in equity securities	2,540	3,656
Deferred tax asset, net	34	185
Other non-current assets	81,626	35,255
Total assets	$1,123,814	$699,402

Liabilities
Current liabilities
Term loan facility	$-	$272,192
Accounts payable	11,593	43,177
Accrued liabilities	54,943	67,512
Due to affiliates	10,252	4,481
Other current liabilities	25,475	17,393
Total current liabilities	102,263	404,755

Long-term debt	619,057	-
Deferred tax liability, net	241	-
Other long-term liabilities	14,929	12,000
Total liabilities	736,490	416,755

Stockholders’ equity
Members’ capital, no par value, 500,000,000 shares authorized, 67,983,095 shares issued and outstanding as of December 31, 2018	-	426,741
Class A shares, 23,607,096 shares, issued and outstanding as of December 31, 2019;0 shares issued and outstanding as of December 31, 2018	130,658	-
Class B shares, 144,342,572 shares, issued and outstanding as of December 31, 2019;0 shares issued and outstanding as of December 31, 2018	-	-
Accumulated deficit	(45,823)	(158,423)
Accumulated other comprehensive loss	(30)	(11)
Total stockholders' equity attributable to NFE	84,805	268,307
Non-controlling interest	302,519	14,340
Total stockholders' equity	387,324	282,647
Total liabilities and stockholders' equity	$1,123,814	$699,402

Consolidated Statements of Operations and Comprehensive Loss
For the years ended December 31, 2019, 2018 and 2017
(in thousands of U.S. dollars, except share and per share amounts)

	Year Ended December 31,
	2019	2018	2017
Revenues
Operating revenue	$145,500	$96,906	$82,104
Other revenue	43,625	15,395	15,158
Total revenues	189,125	112,301	97,262

Operating expenses
Cost of sales	183,359	95,742	78,692
Operations and maintenance	26,899	9,589	7,456
Selling, general and administrative	152,922	62,137	33,343
Loss on mitigation sales	5,280	-	-
Depreciation and amortization	7,940	3,321	2,761
Total operating expenses	376,400	170,789	122,252

Operating loss	(187,275)	(58,488)	(24,990)

Interest expense	19,412	11,248	6,456
Other income, net	(2,807)	(784)	(301)
Loss on extinguishment of debt, net	-	9,568	-
Loss before taxes	(203,880)	(78,520)	(31,145)
Tax expense (benefit)	439	(338)	526
Net loss	(204,319)	(78,182)	(31,671)
Net loss attributable to non-controlling interest	170,510	106	-
Net loss attributable to stockholders	$(33,809)	$(78,076)	$(31,671)

Net loss per share – basic and diluted	$(1.62)

Weighted average number of shares outstanding – basic and diluted	20,862,555

Other comprehensive loss:
Net loss	$(204,319)	$(78,182)	$(31,671)
Unrealized loss on currency translation adjustment	219	-	-
Unrealized loss (gain) on available-for-sale investment	-	2,677	(1,303)
Comprehensive loss	(204,538)	(80,859)	(30,368)
Comprehensive loss attributable to non-controlling interest	170,699	106	-
Comprehensive loss attributable to stockholders	$(33,839)	$(80,753)	$(30,368)

Consolidated Statements of Cash Flows
For the years ended December 31, 2019, 2018 and 2017
(in thousands of U.S. dollars)

	Year Ended December 31,
	2019	2018	2017
Cash flows from operating activities
Net loss	$(204,319)	$(78,182)	$(31,671)
Adjustments for:
Amortization of deferred financing costs	5,873	4,023	696
Depreciation and amortization	8,641	4,034	3,214
Loss on extinguishment of debt, net	-	3,188	-
Deferred taxes	392	(345)	521
Change in value of investment in equity securities	1,116	-	-
Share-based compensation	41,205	-	-
Loss on mitigation sales	2,622	-	-
Other	131	439	1,342
(Increase) in receivables	(19,754)	(9,516)	(3,114)
(Increase) in inventories	(50,345)	(4,807)	(3,496)
(Increase) in other assets	(39,344)	(28,338)	(21,738)
Increase (Decrease) in accounts payable/accrued liabilities	3,036	12,232	(110)
Increase in amounts due to affiliates	5,771	2,390	894
Increase (Decrease) in other liabilities	10,714	1,655	(1,430)
Net cash used in operating activities	(234,261)	(93,227)	(54,892)

Cash flows from investing activities
Purchase of investment in equity securities	-	-	(1,667)
Capital expenditures	(377,051)	(181,151)	(28,727)
Principal payments received on finance lease, net	887	724	536
Acquisition of consolidated subsidiary	-	(4,028)	-
Net cash used in investing activities	(376,164)	(184,455)	(29,858)

Cash flows from financing activities
Proceeds from borrowings of debt	347,856	280,600	-
Payment of deferred financing costs	(8,259)	(14,026)	-
Repayment of debt	(5,000)	(76,520)	(5,828)
Proceeds from IPO	274,948	-	-
Repayment of affiliate note	-	-	(120)
Capital contributed from Members	-	20,150	20,100
Payment of stock issuance costs	(6,938)	-	(192)
Collection of subscription receivable	-	50,000	-
Net cash provided by financing activities	602,607	260,204	13,960

Net (decrease) in cash, cash equivalents and restricted cash	(7,818)	(17,478)	(70,790)
Cash, cash equivalents and restricted cash – beginning of period	100,853	118,331	189,121
Cash, cash equivalents and restricted cash – end of period	$93,035	$100,853	$118,331

Supplemental disclosure of non-cash investing and financing activities:
Changes in accounts payable and accrued liabilities associated with construction in progress and property, plant and equipment additions	$(48,150)	$74,280	$7,997
Cash paid for interest, net of capitalized interest	6,765	7,515	5,725
Cash paid for taxes	28	-	5